Exhibit 10.28

Execution Copy

AGREEMENT

By and Between

PARADIGM GENETICS, INC.

and

PIONEER HI-BRED INTERNATIONAL, INC.

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

AGREEMENT

This AGREEMENT (“Agreement”) is made and entered into as of December 15, 2003 (“Effective Date”), by and between Pioneer Hi-Bred International, Inc., having a business address at 400 Locust Street, Suite 700, Des Moines, Iowa, 50309-2340 (“Pioneer”) and Paradigm Genetics, Inc., having a business address at 108 Alexander Drive, Research Triangle Park, North Carolina 27709-4528 (“Paradigm”). Pioneer and Paradigm may be referred to herein collectively as the “Parties” or individually as a “Party.”

WHEREAS, Paradigm has expertise and intellectual property involving the high throughput propagation, phenotype screening, and analysis of Arabidopsis plants;

WHEREAS, Pioneer and its Affiliates, including E.I. du Pont de Nemours and Company of Wilmington, Delaware (“DuPont”), have expertise and interest in discovering, developing, distributing and marketing products and processes in agricultural and other areas; and

WHEREAS, Pioneer and Paradigm desire to enter into an interaction with one another whereby through a series of Projects, Paradigm provides Services to Pioneer and its Affiliates involving the propagation and screening of Arabidopsis plants for certain phenotypes of interest to Pioneer (the “Program”, as further defined hereinafter).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Definitions:

a.	“Affiliate” shall mean any corporation, firm, limited liability company, partnership, or other entity that directly or indirectly controls, or is controlled by, or is under common control with a Party to this Agreement. For the purpose of this definition, control means ownership, directly or through one or more Affiliates, of fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the shares of stock entitled to vote for the election of directors in the case of a corporation, or fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity. For purposes of this Agreement, Affiliates shall also include Affiliates of DuPont.

b.	“Intellectual Property” shall mean any right that protects any invention, improvement or discovery, that is created or discovered prior to, during, or as a result of the Services hereunder, whether or not patentable, and shall include, but is not limited to, patent rights, plant variety protection certificates, patent applications, copyrights, trademarks, and trade secrets.

c.	“Milestones” shall mean the technical milestones for each Project as described in the Work Plan.

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

d.	“Paradigm Technology” shall mean any and all technologies owned or controlled by Paradigm, including, but not limited to, the Gene Function Factory® technology platform and related technologies.

e.	“Pioneer Material” shall mean the biological and other materials and information provided by Pioneer and its Affiliates under this Agreement for use in the Program.

f.	“Project” shall mean a specific project under the Program, conducted using Paradigm Technology for Pioneer as further described in the Work Plan.

g.	“Quarter” shall mean a three (3)-month period during the Term, each Quarter beginning on the first day of January, April, July and October, respectively.

h.	“Results” shall mean all information and materials discovered or developed under this Agreement, including, but not limited to, all information and materials related to seeds, plants, plant samples, and data (and components and derivatives therefrom) resulting from the Program.

i.	“Services” shall mean the application by Paradigm of Paradigm Technology, and other technologies as needed, to all the Projects described in the Work Plan, to generate and deliver Results to Pioneer and its Affiliates.

j.	“Work Plan” shall mean the detailed description of the Program, Projects and Services to be conducted under this Agreement, including a description of the Pioneer Material, specifications for the Results, and timing and technical Milestones for the Projects, Services and Results, attached as Appendix A herein.

k.	“Year” shall mean a single calendar year (January 1 through December 31) during the Term of this Agreement.

2.	Scope and Description of Services. Paradigm shall conduct the Services for Pioneer and its Affiliates using Pioneer Material and according to the specifications in the attached Work Plan. Any additional work or changes to the Work Plan shall be defined in a separate letter accepted and signed by both Parties, and made part of this Agreement.

Pioneer shall provide Pioneer Material to Paradigm at such times in the Program as specified in the Work Plan. At the time Pioneer sends specific items of Pioneer Material to Paradigm, Pioneer shall inform Paradigm whether such Pioneer Material is regulated. Upon receipt of Pioneer Material, Paradigm is solely responsible for compliance with all local, state, and federal regulations pertaining to the Pioneer Material in Paradigm’s custody.

Paradigm hereby agrees (a) to use Pioneer Material solely to perform the Services for Pioneer and meet its obligations under this Agreement, and (b) to send all residual Pioneer Material to Pioneer (or another site designated by Pioneer) within thirty (30) calendar days after the date of completionof the Services using such Pioneer Material, or at the end of the Term, or at Termination of this Agreement, whichever the Parties determine is most applicable. In the event that Pioneer provides written direction to Paradigm to destroy all residual Pioneer Material, Paradigm shall do so promptly and confirm such destruction in writing to Pioneer.

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Paradigm shall have full authority and responsibility for the Services hereunder, and shall provide, at its own expense, all equipment, materials, information, know-how, and related services as are necessary to perform the Services and satisfy its obligations under this Agreement. Paradigm shall conduct its activities for the Projects, endeavor with commercially reasonable efforts to achieve the Milestones, and promptly deliver all Results to Pioneer in a manner and at such timing during the Term as described in the Work Plan.

Paradigm shall not transfer, distribute, release, sell, disclose, or make available Pioneer Material or Results to, or use Pioneer Material or Results with or on behalf of, any third party. In addition, Paradigm has no right to isolate or use any component from Pioneer Material. In the event Paradigm must use contracted personnel in its performance of the Services hereunder, such personnel shall be bound by the same terms as contained herein regarding confidentiality of the Program and use of Pioneer Material and Results. Paradigm agrees not to grant or cause to be placed any lien or claim against Pioneer Material or Results.

3.	Principal Investigators. Each Party shall designate a Principal Investigator (“PI”), who shall be experienced and knowledgeable in the key aspects of the Program. These PI representatives of both Parties are named in the Work Plan, and shall interact with one another closely during the Term to coordinate and manage the aspects of the Program hereunder, including conducting quarterly meetings at mutually convenient times and locations, to:

a.	encourage and facilitate ongoing cooperation and information exchange between the Parties as necessary for the performance of each Party’s obligations hereunder;

b.	plan and agree upon a timetable for Pioneer Material to be submitted, the Projects to be conducted, and Results to be generated and delivered; and

c.	manage and monitor the Projects and evaluate the Results produced in each Quarter.

Either Party may designate an alternative PI during the Term, provided that any newly designated PI is experienced and knowledgeable about the Program, and that the other Party is notified in writing in advance of such change. The PI’s shall have no power to amend this Agreement and shall have only such powers as are specifically delegated to them hereunder.

4.	Fees and Payments. As full consideration for the Services to be conducted and the Results to be delivered to Pioneer hereunder, Pioneer shall pay Paradigm ***** (*****) payable as described in the Payment Schedule below. Except for the first payment for Year 1 (2004), all other payments shall be in the form of Quarterly payments, as consideration for the design and performance of the Services conducted, and the Milestones achieved, in the previous Quarter.

Payment Schedule.    Subject to Section 5 herein, Pioneer shall pay Paradigm the following annual total amounts, with the specified Quarterly payment amounts, as consideration for the Services performed for, and the Milestones achieved under, the Program in the respective Year:

Year 1 (“Year 1”; January 1, 2004 – December 31, 2004): ***** (*****) payable by Pioneer as:

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(a)	***** (*****) due within fifteen (15) days of signing this Agreement (“Initial Fee”), for the Services to be performed by Paradigm during Year 1; and

(b)	One (1) Quarterly payment of ***** (*****) due on or before the tenth (10th) day of January, 2004; for the Services to be performed by Paradigm during the first Quarter of Year 1; and

(c)	Three (3) Quarterly payments of ***** (*****) each payment due on or before the tenth (10th) day of April, July and October, 2004, respectively, for the Services to be performed by Paradigm during that Quarter.

Year	2 (“Year 2”; January 1, 2005 – December 31, 2005): ***** (*****) payable as four (4) Quarterly payments of ***** (*****) per Quarter, each payment due on or before the tenth (10th) day of January, April, July and October, 2005, respectively, for the Services to be performed by Paradigm during that Quarter.

Year	3 (“Year 3”; January 1, 2006 – December 31, 2006): ***** (*****), payable as four (4) Quarterly payments of ***** (*****) per Quarter, each payment due on or before the tenth (10th) day of January, April, July, and October, 2006, respectively, for the Services to be performed by Paradigm during that Quarter.

Notwithstanding the foregoing Payment Schedule:

a.	All Quarterly payments except for the Quarterly payment due on or before January 10, 2004, shall be due from Pioneer only after the Milestone(s) for the previous Quarter have been achieved; and

b.	The final Quarterly payment, following the final Quarter of work conducted under this Agreement, shall be made by Pioneer within ten (10) days of the transfer by Paradigm to Pioneer of all remaining Results expected under the Program and in fulfillment of all Milestones hereunder, and Pioneer’s receipt and acceptance of such final Results.

c.	A delay in reaching a Milestone directly or wholly attributable to Pioneer, including, but not limited to, timing of Pioneer Materials delivery to Paradigm, quality of Pioneer Materials, and quantity of Pioneer Materials, shall result in a modification by the PIs of Milestones commensurate with the impact of the delay. Milestone modifications resulting from this section 4(c) shall be reachable and will not affect the timing or payment schedule for current or subsequent Quarterly payments based on the so-modified Milestones.

d.	If Paradigm does not complete a Milestone for a particular Quarter, Pioneer shall not be obligated to pay Paradigm the Quarterly payment for the subsequent Quarter until the Milestone for the previous Quarter is completed. Such payment shall be due within ten (10) days after Pioneer’s receipt of Paradigm’s notification of completion of the Milestone for the previous Quarter.

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

All amounts paid hereunder shall be made to Paradigm in US Dollars by bank wire transfer to:

Account Name:	Paradigm Genetics
Bank Name:	*****
Bank Address:	*****
Routing No:	*****
Account No:	*****

5.	Term and Termination. It is intended that the Services shall be provided from January 1, 2004, through December 31, 2006, and that this Agreement shall be in full force and effect for a period of three (3) years from the Effective Date through December 31, 2006 (“Term”), unless extended by mutual written consent of the Parties or earlier terminated (“Termination”) through any of the following:

a.	By mutual agreement of the Parties in writing at any time;

b.	By Pioneer, effective on the last day of the fourth (4th) Quarter of Year 2, provided that Pioneer gives Paradigm written notice of termination at least ninety (90) days prior to the end of said fourth (4th) Quarter. Pioneer shall pay Paradigm a termination fee of ***** (*****) within ten (10) days after the last day of said fourth (4th) Quarter;

c.	By either Party upon sixty (60) days’ written notice, in the event the other Party commits a material breach of this Agreement, and such breach is not corrected by the breaching Party within the sixty (60) day period;

d.	By Pioneer upon sixty (60) days’ written notice in the event that Paradigm is unable to perform its obligations for the Services to the reasonable satisfaction of Pioneer, according to the Milestones in the Work Plan; or

e.	By Pioneer immediately upon Paradigm’s receipt of Pioneer’s written notice of Termination, in the event that Paradigm or the trait screening business of Paradigm: (i) becomes insolvent or unable to pay its debts as they mature; (ii) makes an assignment for the benefit of creditors; (iii) permits or procures the appointment of a receiver for its assets; (iv) becomes the subject of any bankruptcy, insolvency, or similar proceeding; or (v) is acquired by or merged with another Party deemed by Pioneer to be a direct or indirect competitor of Pioneer at the time of said acquisition or merger.

In the event of Termination, Paradigm shall deliver to Pioneer all Results for Services that have been paid for by Pioneer prior to the effective date of Termination, and as consistent with Section 2 herein, shall return or destroy, at Pioneer’s discretion, all Pioneer Material remaining at Paradigm at Termination. Regardless of the effective date of Termination, delivery of all Results under this Section 5 shall be proportional to the total fees paid to date to Paradigm during the respective Year in which Termination occurs. The sum of the total fees used to calculate Paradigm’s proportional delivery obligation shall include the Initial Fee, but shall not include the termination fee referenced in Section 5(b), if applicable.

6.	Effects of Termination. All payment for completed Services rendered up to and including the last day of the Term, prior to expiration or the effective date of Termination, shall remain due and payable to Paradigm, and payment for partially completed Services during the Quarter in which the Termination occurs as described in Section 5 herein, shall be determined in good faith, based upon the proportion of work completed under the Work Plan. Notwithstanding anything to the

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

contrary in this Agreement except for the early Termination payment of paragraph 5(b) herein, Pioneer shall have no obligation to pay for any Quarter beyond the effective date of Termination.

Expiration or Termination of this Agreement shall not relieve Paradigm of any obligation with respect to Pioneer Confidential Information or Pioneer Material disclosed or Results generated prior to such expiration or Termination and shall not modify Pioneer’s ownership or use rights in Pioneer Confidential Information, Pioneer Material or Results. For the avoidance of doubt, all rights and obligations regarding Confidential Information, Pioneer Material, Results, and Developments (as defined hereinafter) shall survive expiration or Termination of this Agreement.

7.	Relationship of Parties. Both Parties agree that in the performance of this Agreement, Paradigm is an independent contractor and neither Paradigm nor any of its employees or agents will be an agent or employee of Pioneer or its Affiliates or be covered by Pioneer’s or its Affiliates’ Worker’s Compensation Insurance or Unemployment Insurance. Further, neither Paradigm nor any of its employees or agents will be eligible to participate in Pioneer’s or its Affiliates’ retirement programs or be entitled to any other benefits from Pioneer or its Affiliates.

8.	Property and Use Rights.

a.	Technology. Paradigm represents and warrants that, to the best of its knowledge, it either owns or has the right to use any technology or Intellectual Property used to carry out the Services under this Agreement, and further represents and warrants that neither Paradigm Intellectual Property nor any existing Paradigm contractual obligation outside this Agreement shall prevent Pioneer from using the Results.

Pioneer represents and warrants that, to the best of its knowledge, it either owns or has the right to use the Pioneer Material provided to Paradigm to be used in the Services described under this Agreement.

b.	Pioneer Material and Results. Pioneer, including its Affiliates, shall be the exclusive owner of all right, title and interest in and to the Pioneer Material and Results under this Agreement. Pioneer shall have exclusive ownership and use rights to all discoveries, inventions and property, that are not directly related to Paradigm Technology, arising from Results (“Developments”). Paradigm shall irrevocably and perpetually assign, transfer and convey to Pioneer all of Paradigm’s right, title and interest, if any, in and to all Results produced hereunder and to all Developments. Pioneer shall have exclusive authority over filing and prosecution decisions and activities, and assume responsibility for all costs, associated with the application, prosecution, maintenance, defense and enforcement of patent applications, patents, and plant variety protection certificates claiming all or a portion of Pioneer Material, Results, and/or Developments.

c.	Paradigm Technology. Paradigm shall be the exclusive owner of all right, title and interest in and to improvements developed under this Agreement directly relating to Paradigm Technology, including but not limited to the following: *****

d.	Notwithstanding any other provision of this Agreement, and for the avoidance of doubt, Pioneer and its Affiliates shall have the right to use and disclose Results and Developments, without exception, for any purpose whatsoever, without further consideration to Paradigm.

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

e.	Paradigm or its successors in interest shall not assert against Pioneer and its Affiliates, business partners, agents or customers of each, any patent owned or controlled by Paradigm that would prevent Pioneer and its Affiliates, business partners, agents or customers from making, having made, using, importing, exporting, selling, and offering for sale products that were developed from Results. Notwithstanding the foregoing, the Parties acknowledge that, due to the nature and scope of the Program, and the nondisclosure by Pioneer **** information to Paradigm, Paradigm may own or control patents and patent applications on ***** within the fields described in the Work Plan (“Paradigm Gene IP”), independent to the Program hereunder. Paradigm Gene IP shall not be subject to the non-assert hereinabove; however, Pioneer shall have the right to obtain a license under Paradigm Gene IP under terms and conditions to be negotiated in good faith at a later date. Such terms and conditions shall be no less favorable than those offered to and accepted by any other third party.

f.	Except for the right to use Pioneer Material solely on behalf of Pioneer and its Affiliates and solely under the Services as provided in Section 2, no right or license, either expressed or implied, is granted to Paradigm under any material, information, patent, patent application, or trademark existing now or in the future.

9.	Indemnification. Except in the case of negligence or misconduct by Pioneer, Paradigm shall indemnify, defend, and hold Pioneer harmless (including its employees) from and against any claims, liabilities, damages, losses, costs, expenses (including but not limited to settlements, judgments, court costs, and reasonable attorney’s fees), fines and penalties asserted against Pioneer or its Affiliates or Paradigm as a result of Paradigm’s provision of Services under this Agreement. Except in the case of negligence or misconduct by Paradigm, Pioneer shall indemnify, defend and hold Paradigm harmless (including its employees) from and against any claims, liabilities, damages, losses, costs, expenses (including but not limited to settlements, judgments, court costs, and reasonable attorney’s fees), fines and penalties asserted against Paradigm or Pioneer as a result of Pioneer’s and its Affiliates’ use of Results.

10.	Disclaimer; Waiver.

PARADIGM MAKES NO REPRESENTATION OR EXPRESS OR IMPLIED WARRANTY THAT THE RESULTS OBTAINED FROM USE OF THE PIONEER MATERIAL WILL NOT INFRINGE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES AND HEREBY DISCLAIMS THE SAME. PIONEER WILL ACCEPT THE RESULTS WITH THE KNOWLEDGE THAT THEY ARE EXPERIMENTAL IN NATURE. BECAUSE THE RESULTS ARE EXPERIMENTAL IN NATURE, THEY ARE BEING SUPPLIED TO PIONEER WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.	Confidential Information. “Confidential Information” shall mean any and all information, know-how and data, technical or non-technical, disclosed or provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) for or about the Program and Services hereunder, whether disclosed or provided in oral, written, graphic, photographic, electronic, or any other form. Confidential Information of Pioneer shall include Pioneer Material. Each Party shall use its best efforts, consistent with its established policies and procedures, to protect the confidentiality of the other Party’s Confidential Information, and not use the other Party’s

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Confidential Information except for the purposes of conducting the Program hereunder, except that Pioneer may disclose Paradigm Confidential Information to DuPont and its Affiliates. This Agreement applies to all Confidential Information, including the terms of this Agreement, except to the extent that the Confidential Information:

a.	Was part of the public domain at the time of disclosure;

b.	Became part of the public domain by publication or otherwise, except by breach of this Agreement;

c.	Can be established to have been in the possession of Receiving Party at the time of disclosure and was not acquired directly or indirectly from the Disclosing Party under a confidentiality obligation;

d.	Was received from a third party without any restrictions; provided that the information was not obtained by that third party, directly or indirectly, in breach of a confidentiality obligation; or

e.	Can be established to have been developed by Receiving Party independently of any disclosure by Disclosing Party.

If a Disclosing Party requests protection to protect its Confidential Information by means not normally employed by the Receiving Party to protect its own confidential information, Disclosing Party agrees to reimburse Receiving Party in full for any costs it may incur in order to do so, which costs shall be pre-approved by the Disclosing Party. Further, should the Receiving Party be required by judicial or other governmental authority to disclose the Disclosing Party’s Confidential Information, the Receiving Party shall immediately inform and cooperate with the Disclosing Party in responding to such requirement in a manner that maintains the confidentiality of the information to the maximum extent possible.

Without limiting the foregoing, each Party will take at least those measures to protect the other Party’s Confidential Information that it takes to protect its own confidential information of a similar nature.

The Receiving Party may disclose the Disclosing Party’s Confidential Information only to the Receiving Party’s and its Affiliates’ employees, consultants, or licensees who (a) have a need-to-know in order to perform or satisfy its obligations under this Agreement and (b) are under obligation not to disclose or use Confidential Information, except as otherwise provided in this Agreement.

12.	Notice. Any notice required or permitted hereunder shall be sent to the Parties via U.S. Mail or courier, postage prepaid, or by personal service, facsimile or as may otherwise be permitted by law, at the following addresses:

Pioneer:	Paradigm:
*****	Paradigm Genetics, Inc.
*****	108 Alexander Drive
*****	Research Triangle Park, NC 27709-4528 USA
*****
*****	*****
*****	*****

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Either Party may change its address by written notice to the other during the term. All notices relating to this Agreement shall be in writing and shall be effective upon receipt.

13.	Further Actions. The Parties agree to promptly execute, acknowledge and deliver such further instruments, and to do all such other acts, as the authorized representatives of the Parties agree are necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

15.	Assignment. This Agreement shall not be assignable or otherwise transferable by either Party without the consent of the other Party, such consent not to be unreasonably withheld, except that Pioneer may, without such consent, assign this Agreement to any purchaser of all or substantially all of the assets in the line of business to which this Agreement pertains, or to any successor corporation that results from reincorporation, merger or consolidation of such Party with or into such purchaser or such corporation and Pioneer may assign this Agreement to Affiliates. Upon assignment, the rights and obligations under this Agreement shall be binding upon and inure to the benefit of said purchaser or successor in interest. Notwithstanding the foregoing, Paradigm shall not, without Pioneer’s prior written consent, assign this Agreement to any entity that, as deemed by Pioneer, competes, directly or indirectly, with Pioneer’s research or business interests.

16.	Publicity and Use of Names. Paradigm and Pioneer shall not use the other’s name or trademarks in any advertising, publicity, or news release related to this Agreement and its subject matter without the prior written consent of the other Party.

17.	Amendment. This Agreement contains all the terms agreed upon by both Parties and may not be amended except in writing and signed by both Parties. The terms of this Agreement shall govern, in the case of conflict, over terms contained in the Work Plan or any form document including, but not limited to, term sheets, quotes, invoices or proposals.

18.	Counterparts. This Agreement may be executed in counterparts and by facsimile signature, which shall together constitute one and the same agreement.

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, as of the dates set forth below.

PIONEER HI-BRED INTERNATIONAL, INC.	PARADIGM GENETICS, INC.

By:	By:

Name: *****	Name:

Title: VP Crop Genetics Research & Development	Title:

Date:	Taxpayer ID #

Date:

Portions of this Exhibit have been omitted and filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Appendix A : Work Plan

Attached on the following 21 pages

*****